                               AMENDMENT NO. 3 TO
                             PRIVATE LABEL AGREEMENT
                                       AND
                    PROJECT DEVELOPMENT AND LICENSE AGREEMENT
                                     BETWEEN
                               CISCO SYSTEMS, INC.
                                       AND
                       FRONTIER SOFTWARE DEVELOPMENT, INC.


         This Amendment No. 3 ("Amendment #3") is made in California by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134-1706, U.S.A. ("Cisco"), and Frontier Software Development, Inc., a Delaware corporation having its principal place of business at 321 Billerica Road, Chelmsford, Massachusetts 01824 ("Frontier").

         WHEREAS, Cisco and Frontier entered into the Project Development and License Agreement on July 13, 1994 ("Software Agreement"), as amended on January 4, 1995 ("Amendment #1") pursuant to which Frontier licensed certain software products (as defined in the Software Agreement) to Cisco; and

         WHEREAS, Cisco and Frontier entered into the Private Label Agreement on October 17, 1995 ("Hardware Agreement") pursuant to which Frontier is selling certain products (as defined in the Hardware Agreement) to Cisco; and

         WHEREAS, Cisco and Frontier entered into an Amendment to the Hardware Agreement and the Software Agreement on May 15, 1996 ("Amendment #2"); and

         WHEREAS, Cisco and Frontier desire to change and add certain terms to the Software Agreement, Hardware Agreement, Amendment #1 and Amendment #2 (collectively, the "Agreement") as specified below.

         NOW THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

1.0 DEVELOPMENT WORK. Cisco shall have the right to request that Frontier perform independent projects specific to Cisco such as, but not limited to, customization of an interface, addition of features, or integration of Frontier's RMON products into Cisco products. Frontier agrees that it will not unreasonably reject such Cisco requests. Such projects shall be subject to the terms and negotiations agreed upon by the parties. The statement of work ("Statement of Work") for each project shall include, as required, the following provisions: project specifications, NRE charges and payment terms, prepaid royalties or per unit royalties, upgrade charges (if different from the policy agreed upon in the Agreement), schedules, reschedule terms inclusive of penalties for schedule delays, project cancellation terms inclusive of penalty charges, acceptance criteria, project review and approval processes, ownership of the work performed, resale/license obligations and restrictions of the parties for the modified products, and any further obligations required by Cisco to complete the project."

Cisco agrees to pay Frontier a [*] fee of [*] for development work [*] to by the parties and completed [*] of this Amendment #3. The projects covered by this fee include without limitation: Embedded RMON agents for the [*].

As a Statement of Work is mutually agreed upon and signed by an authorized representative for each party it will be incorporated into the Agreement as an amendment. A Statement of Work format is attached as Exhibit A.

2.0 AGENT ROYALTIES. Section 3.2 (License Fees) of Amendment #2 is changed as follows: ---------------

         2.1 Royalties for agents shipped prior to the effective date of this Amendment #3 will be paid per the terms of Amendment #2.

         2.2   Royalties for RMON Embedded Agent Software (as defined below in
Section 7.(d)) shipped upon the effective date of this Amendment #3 and thereafter will be as follows:

         (a) Cisco agrees to pay Frontier a [*] royalty of [*] for any and all copies of the RMON Embedded Agent Software made and distributed by Cisco and incorporated within [*] or within any other Cisco software environment except the Cisco products listed in Section 2.2(b) below. Frontier warrants that the RMON Embedded Agent Software provides, at a minimum, the full functionality to comply with the RMON1 (RFC 1513 and 1757 specification) plus the RMON2 specification as it is released by the Internet Engineering Task Force.

         (b) Subject to the conditions in Section 2.3 below, Cisco agrees to pay Frontier a one-time royalty payment of [*] plus a per-unit royalty as specified in this Section 2.2 below for the following Cisco Catalyst products ("Cisco Catalyst Products"):

                           Catalyst [*]
                           Catalyst [*]
                           Catalyst [*] Family
                           Catalyst [*] Family [*]

         Per Unit Royalty:

             (i) Cisco will pay a per-unit royalty of [*] for each Cisco Catalyst Product unit incorporating some or all of the functionality specified as RMON1 (per RFCs 1513 and 1757).

                                       2


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

             (ii) Cisco will pay a per-unit royalty of [*] for each Cisco Catalyst Product unit incorporating the functionality specified in this Paragraph (b)(i) above plus the compete functionality of RMON2 as it is released by the Internet Engineering Task Force.

             (iii) For a situation in which a Cisco Catalyst Product
                   incorporates the functionality of some but not all 9 groups of RMON2, Cisco will pay a per-unit royalty of [*] plus [*] for each group, or portion of a group, of RMON2 incorporated into such product.

         2.3   Conditions:

             (i) One per-unit royalty payment as specified above is due for each Cisco Catalyst Product shipped by Cisco for revenue in which one or more instances of RMON Embedded Agent Software are licensed for use by the licensee for some level of RMON agent functionality whether or not Cisco explicitly charges its customers for the RMON capability.

             (ii) Cisco's obligation to pay a per-unit royalty for a Cisco Catalyst Product under Section 2.2(b)(i) or the [*] base royalty under Section 2.2(b)(iii) above shall terminate upon the inclusion by Cisco of the RMON1 feature(s) as a [*] in the base price of the respective Cisco Catalyst Product, provided the following conditions have been met: (i) Cisco provides evidence to Frontier that [*] for delivery of the RMON1 feature(s) in the Cisco Catalyst Product as a standard no charge feature(s); and (ii) such evidence indicates that the [*] by Cisco. Frontier agrees to accept reasonable evidence to establish the foregoing conditions.

            (iii) Cisco's obligation to pay a per-unit royalty for a particular Cisco Catalyst Product ends when such product is shipped with Cisco's [*], or when the Agreement expires or is terminated for cause by Cisco, or when Cisco exercises its right to manufacture Products (in which event the royalty will be as specified in Section 14 below).

            (iv) The per-unit royalties of this Section 2.3 do not apply to Embedded Probes as defined in Section 3 below.

3.0 EMBEDDED PROBES. For the purposes of the Agreement, "Embedded Probes" shall mean Products in which the [*] provides RMON1, RMON2 functionality plus extensions as then agreed to by the parties and executes on hardware which:
(i) is used primarily to execute RMON code, and (ii) such hardware is an optional module that is inserted into a Cisco chassis.

                                       3


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         3.1 An Embedded Probe shall include functionality for RMON1, RMON2, [*], and shall support roving. In the event that the features agreed to for such Products in the respective Statements of Work are significantly different from the guidelines given herein, the parties will renegotiate in good faith the Embedded Probe royalties of Section 3.2 below.

         3.2   Per-unit royalties for Embedded Probes shall be as follows:

                                                                    Per-unit royalty
         For the first [*] revenue units shipped by Cisco           [*]
         For the next [*] revenue units shipped by Cisco            [*]
         For units shipped by Cisco for revenue beyond [*] units    see below

         For Embedded Probe shipments for revenue beyond [*] units, the parties agree to negotiate in good faith the royalties based upon then existing conditions in the marketplace. Cisco agrees to pay a royalty of [*] per unit shipped for revenue during the negotiation process. When the new royalty is agreed to, Frontier will credit Cisco for the net difference for all units shipped beyond [*] units.

         3.3 A Product that meets the conditions for an Embedded Probe as given in Section 3.0 above and in addition is implemented within [*] shall be subject to the royalties per Section 3.2 above.

4.0 PROBE INVENTORY BALANCING, Frontier agrees to [*] Cisco a [*] to balance its inventory of stand-alone under the following conditions:

         4.1 Per the conditions specified in Section 4.2, Cisco can balance up to [*] probe units as follows:

               (i) Substitute alternative probe models for the [*] probes on order but not yet delivered by Frontier, and

               (ii) Return up to [*] units from [*] at a rate of up to [*] units per month beginning on the effective date of this Amendment #3 and continuing for [*] months.

         4.2   Conditions for product rotation:

               (i) Products will be swapped on a one for one basis such that for each unit substituted or returned to Frontier by Cisco, Frontier will ship one replacement unit of the probe model designated by Cisco.

                                       4


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

               (ii) Cisco shall [*] of [*] of the original cost to Cisco for each probe returned or substituted. Cisco will place a purchase order for the [*] on each occasion Cisco exercises its right to return or substitute probes.

               (iii) In the event the total cost (excluding the [*]) of the new products to be shipped to Cisco is higher than the total original cost of the products being returned or substituted by Cisco (i.e., the net difference), Cisco will issue a purchase order for the net difference on each occasion Cisco exercises its right to return probes.

               (iv) In the event the total cost of the new products (excluding the [*]) to be shipped to Cisco is lower than the total original cost of the products being returned or substituted by Cisco (i.e., the net difference), Cisco will issue a purchase order to purchase additional products of a value equal to or greater than the net difference, for delivery within 45 days. The payment due on such purchase order is the amount by which the new units exceed the [*].

               (v)   Cisco will pay the shipping costs for the returned probes.

               (vi) Probe units on order as of the effective date of Amendment #3 for products other than [*] probes are separate from this balancing and are not to be [*] the [*] as a result of this balancing.

5.0 PROBE DISCOUNT. The parties agree to extend the current stand-alone probe discount structure for an additional year through October 31, 1997. Thereafter, the discount structure will be as mutually agreed by the parties.

6.0 TRAFFICDIRECTOR UPGRADES TO REVISION 4.1. Cisco will pay the following upgrade fee to upgrade Cisco customers of TrafficDirector 3.3 and any version of NetScout Manager to TrafficDirector 4.1 (based upon Frontier's NetScout Manager Plus 4.1 Software):

         Standalone Unix upgrade            [*]
         Standalone PC/WinNT upgrade        [*]
         Bundled Unix upgrade               [*]
         Bundled PC/WinNT upgrade           [*]

This upgrade fee is payable only for licenses actually upgraded to TrafficDirector 4.1. For subsequent upgrade releases from TrafficDirector 4.1 to later versions, Cisco shall pay a royalty fee of [*] per unit as specified in Amendment #2 Section 2.3(c).

                                       5


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

7.0      DEFINITIONS AND LICENSES.

         7.1   Definitions.

               (a) For purposes of the Agreement, and notwithstanding anything to the contrary in the Agreement, the term "Software," as respectively defined in Section 1.1 of the Hardware Agreement and Section 1 of the Software Agreement, is hereby modified to collectively mean RMON Embedded Agent Software and Other Software as defined in this Section 7.1 below.

               (b) For purposes of the Agreement, and notwithstanding anything to the contrary in the Agreement, the term "source code" shall include sufficient information for a knowledgeable software engineer to produce completely functional machine readable binary code for all Software, including but not limited to, design documentation, technical documentation, design and functional specifications, software libraries, compilers, utilities, listings, test suites, build scripts and tools to compile, assemble and test code in Frontier's possession or under its control . In cases where such tools are commercially available, source code shall only include the supplier, model and revision information to uniquely and unambiguously identify each such tool.

               (c) The term "Product" shall have the definition specified in
Section 1 of Amendment #2.

               (d) For purposes of the Agreement, and not withstanding anything to the contrary in the Agreement, the term "RMON Embedded Agent Software" shall mean software providing, the functionality of an RMON agent embedded within a Cisco product, which agent conforms to the RMON1 specification per RFC 1513 and RFC 1757 and the RMON2 specification as it is released by the Internet Engineering Task Force.

               (e) For purposes of the Agreement, and not withstanding anything to the contrary in the Agreement, the term "Other Software" shall mean all software, except RMON Embedded Agent Software, provided to Cisco by Frontier as a Product under this Agreement, regardless of whether embedded or bundled with a hardware product, or provided as a standalone software product. Other Software includes, but is not limited to, stand-alone probe Products, Embedded Probes and TrafficDirector.

               (f) For purposes of the Agreement, and not withstanding anything to the contrary in the Agreement, the term "Derivative Works" shall mean modifications to RMON Embedded Agent Software made by or for Cisco.

               (g) It is understood that RMON Extensions are limited to the functionalities specified in RMON2.

                                       6


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

The parties agree and acknowledge that nothing in this Amendment # 3 shall be construed to diminish, restrict or limit any rights or privileges which Cisco is already entitled to under the Agreement. Any ambiguity arising from the new definitions of terms in this Section 7 will not be interpreted against Cisco to diminish rights previously granted to Cisco under the Agreement.

         7.2   Licenses.

               a) RMON Embedded Agent Software. The license granted in Section 4, the first paragraph, of the Software Agreement applies in its entirety to RMON Embedded Agent Software (binary and source code form) and all related documentation and tools . Frontier shall retain title and full ownership rights to the RMON Embedded Agent Software as specified in Section 6 of the Software Agreement for RMON software and RMON Extensions. Cisco shall retain title and full ownership to the Derivative Works as specified in Section 6 of the Software Agreement. In addition, Cisco hereby grants to Frontier a worldwide, irrevocable, perpetual and nonexclusive license to use, modify, copy, market, distribute or otherwise dispose of the Derivative Works, provided that such Derivative Works which are feature enhancements to the RMON Embedded Agent Software may not be licensed or distributed in any manner by Frontier to any third party without Cisco's prior written consent.

               (b) Other Software. Notwithstanding anything to the contrary in the Agreement, Frontier hereby grants Cisco a worldwide, non-exclusive license to use, modify, copy and have copies, market, distribute or otherwise dispose of Other Software in both machine readable binary and source code form, subject to the following restrictions:

                   (i) Cisco's right to modify the Other Software shall be solely for the purpose of providing customer support and providing software bug fixes, patches and maintenance releases.

                   (ii) Frontier shall retain ownership of any modifications that Cisco makes to the Other Software, and Cisco shall provide to Frontier in a timely manner all such modifications Cisco makes to the Other Software.

                   (iii) Cisco shall have no right to sublicense or cross
                         license the Other Software as a standalone product.

         7.3 Source Code Restrictions. Cisco shall not have the right to distribute or sublicense any source code owned by Frontier unless such source code is distributed or sublicensed with or as part of Cisco source code or Cisco hardware. In no event shall a sublicensee of the Frontier source code have the right to sublicense such source code to other parties or to make modifications of such source code that [*]. Cisco shall protect Software source code provided hereunder and/or sublicensed to others to the same extent that it protects its own source code.

                                       7


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         7.4 Sublicense Rights. The Agreement is modified by adding the following:

         "Frontier hereby grants Cisco the right to sublicense its license rights granted under this Agreement, and authorizes the granting of sublicenses for, the Software, provided to Cisco by Frontier solely as part of or in connection with Cisco's software or products. Any per copy royalty payments due Frontier shall accrue at the time Cisco makes and distributes the copy of the applicable Software or at the time Cisco's OEM makes and distributes the copy of the applicable Software. Cisco is obligated to account for and make payment for any per-unit royalties for sublicenses in the same manner it does so for other per-unit license royalties covered under the Agreement."

         7.5 Delivery. Frontier agrees to promptly deliver to Cisco the machine readable binary and source code for the Software (including without limitation, all new releases, bug fixes, maintenance fixes, updates and the like for the Software) as required under the Agreement or as such Software becomes available.

8.0 TERM OF AGREEMENT. The expiration dates of the Hardware Agreement and the development portion of the Software Agreement are hereby extended to October 31, 2000.

9.0 LICENSE ADMINISTRATION. The parties agree to use commercially reasonable efforts to implement a license administration system within thirty (30) days after the effective date of this Amendment #3 that is easy and convenient for Cisco and Cisco's customers to use and acceptable to both parties.

10. RIGHTS IN THE EVENT FRONTIER ENTERS NEGOTIATIONS TO BE ACQUIRED. In the event that Frontier enters serious negotiations with another party for that party to acquire Frontier, Frontier will notify Cisco it has entered serious negotiations to be acquired ("Notification"). Within [*] Cisco will inform Frontier in writing whether it wishes to negotiate to acquire Frontier.

If Cisco indicates it does not wish to negotiate to acquire Frontier, Frontier is then free to execute an agreement to be acquired by another party without constraint. If Frontier does not sign a definitive agreement to be acquired within [*] from the date of Notification, this process restarts (i) on the next occurrence of Frontier entering into serious negotiations to be acquired, or
(ii) at the end of such [*] if Frontier is then engaged in serious negotiations to be acquired.

If Cisco indicates its intention to negotiate to acquire Frontier, Frontier will negotiate in good faith with Cisco ("Cisco Negotiation"), an arrangement pursuant to which Cisco would acquire Frontier. Frontier reserves the right to carry on negotiations with other parties during the Cisco Negotiation.

                                       8


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

Prior to executing an agreement to be acquired by a third party, and at the point at which Frontier has [*] with third parties, Frontier will notify Cisco that it [*] Frontier.

After completing this process in good faith, Frontier reserves the right to evaluate offers for acquisition from all parties and to accept an offer or reject all offers as it solely deems appropriate.

Notification, and Cisco's indication that is wishes to negotiate to acquire Frontier, starts a negotiation period between Cisco and Frontier during which Frontier will refrain from executing [*] agreement to be acquired by any third party until after it has followed the process given above and Cisco has had a reasonable time to submit offers including a [*]. The parties will negotiate in good faith at the time of Notification and during this process to mutually agree on what constitutes a reasonable time and process for Cisco to negotiate a firm offer to acquire Frontier.

All notifications between Frontier and Cisco and all offers by Cisco within this negotiation process shall be in writing. For purposes of notifying Cisco that Frontier is engaged in serious negotiations, Frontier's Board of Directors shall determine when Frontier is in serious negotiations, thereby triggering, Frontier's obligation to provide such notice to Cisco.

The provisions of this section shall expire on the date a registration statement filed by Frontier under the Securities Act of 1933, as amended, first becomes effective.

11.0     PREFERRED RMON VENDOR.

         11.1     Definitions:

               (a) For the purposes of the Agreement, "Covered RMON" products shall mean products providing RMON1 and RMON2 functionality plus extensions in the form of:

                      (i) Standalone probes for LAN and WAN environments similar to Frontier's NETscout probes and future enhancements including future LAN and WAN network topologies,

                      (ii) Network monitoring and analysis applications similar to NETscout Manager Plus and future enhancements of such products by Frontier including the support for future LAN and WAN network topologies, and

                      (iii) Embedded probes for Cisco's products with features
                            similar to or a subset of NETscout probes for present and future LAN and WAN network topologies.

                                       9


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

               (b) For the purposes of the Agreement, "Other RMON" products shall mean products other than Covered RMON products which have functionality conforming to some or all of the groups of the RMON1 or RMON2 standards or functionality that extends RMON-like capability to new LAN or WAN media or network environments.

         11.2 Preferred RMON Vendor. Beginning on the effective date of this Amendment #3, Cisco establishes Frontier as its Preferred RMON Vendor. For the purposes of the Agreement, and subject to the exceptions defined herein, Cisco's classification of Frontier as its Preferred RMON Vendor shall mean that Cisco will incorporate in its price list, promote and offer for sale/license, both directly and indirectly through its resale channels, Products under this Agreement as its primary solutions to meet Cisco's RMON product needs. For the duration of the Agreement and subject to Frontier maintaining its Preferred RMON Vendor status per Section 11.3 below, Cisco agrees to work in good faith with Frontier as follows:

               (a) In the event Cisco identifies a need for a Covered RMON product or Other RMON product, and a then-existing product from Frontier meets Cisco's product requirements, Cisco will purchase such Product from Frontier subject to Subsection 11.2(c) below.

               (b) In the event Cisco identifies a need for a Covered RMON product which is not a then-existing Frontier product, Cisco will notify Frontier of its needs and will negotiate in good faith for a reasonable period of time to have Frontier develop (under a Statement of Work) and supply such Product to Cisco subject to Subsection 11.2(c) below.

               (c) To be the selected vendor for a particular Covered RMON product or Other RMON product, Frontier must meet Cisco's product functionality and availability requirements and offer the product at a cost to Cisco (including product cost and development cost) comparable to costs available to Cisco from other sources for comparable products, with reasonable development schedules, and commercially reasonable delivery and terms.

               (d) After a Covered RMON product has been added as a Product under the Agreement, Cisco shall not distribute an internally-develop product that is substantially similar to such Product supplied by Frontier.

               (e) Cisco will keep Frontier informed of its ongoing interests and needs for RMON products and will provide Frontier the opportunity to be Cisco's OEM supplier of such products.

               (f) In the event that Cisco, having followed the process herein defined in this Section 11.2, obtains a Covered RMON product from another OEM supplier,

                                       10


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

Cisco is not subsequently obligated to use a comparable Frontier product in place of the other product.

               (g) In the event Cisco decides to distribute a Covered RMON product that is developed by Cisco pursuant to this Section 11.2 or by a company acquired by Cisco, Cisco's then designated Project Manager shall notify Frontier at the time Cisco makes a firm decision to implement such plans.

         11.3 To maintain its status as Preferred RMON Vendor, Frontier must continuously adhere to all of the following conditions:

               (a) Frontier is not in default of any substantive terms of the Agreement, including, but not limited to, the terms of Section 17 (Sales activity) and Section 19 (Cost Reduction) of this Amendment #3.

               (b) Frontier meets the quality standards for Products as set by Cisco for all of Cisco's products,

               (c) Frontier provides support and maintenance for Products as reasonably requested by Cisco,

               (d) Frontier develops new Products under Statements of Work in a timely manner to meet Cisco's requirements.

Cisco will determine in it sole discretion whether Frontier is meeting all of these conditions in this Section 11.3. In the event that Frontier ceases to meet all of these conditions and thus is in jeopardy of losing its Preferred RMON Vendor status, Cisco shall notify Frontier that it does not then meet the conditions for Preferred RMON Vendor status and Cisco and Frontier management will meet in good faith to resolve those issues which are causing Frontier not to meet the conditions for Preferred RMON Vendor status. If issues causing Frontier to lose its Preferred RMON Vendor status are not resolved within a reasonable and mutually determined time frame after notification, Frontier will lose its Preferred RMON Vendor status and Cisco is free to use alternative vendors or to develop and supply Covered RMON products and Other RMON products to meet Cisco's needs without violation of this Section 11.

         11.4  The rights conferred to Frontier as Preferred RMON Vendor in this
Section 11 notwithstanding, Cisco reserves rights to:

               (a) Acquire companies providing Covered RMON products and Other RMON products and to use, sell or license RMON products developed by the acquired company.

                                       11


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

               (b) Develop and distribute its own Covered RMON products or Other RMON products subject to the limitations of Section 11.2 above,

               (c) Exercise its Manufacturing Rights in accordance with the terms of this Agreement,

               (d) Develop embedded RMON agents, or make modifications to Software as specified in this Agreement,

               (e) Use, sell, or license Other RMON products from other vendors subject to the limitations of Section 11.2 above,

               (f) Use, sell or license Covered RMON products from other vendors that are (i) incidental to other of Cisco's business relationships and which are non-strategic product solutions that will be replaced by Products under this Agreement within a reasonable time frame subject to Section 11.2(c) above, (ii) needed to meet unique customer obligations, subject to notification to Frontier per Section 11.2(e) above, and (iii) Other RMON products committed for inclusion in Cisco's products prior to the effective date of Amendment #3.

         11.5 In the event that Cisco acquires a company that is developing or marketing Covered RMON products, the parties agree:

               (a) at Frontier's request, Cisco shall relinquish its rights under Section 7.2(b) of this Amendment #3 to source code for Other Software and immediately return such source code to Frontier, and

               (b) Cisco shall relinquish its tights under Section 10 of this Amendment #3.

12.0 PUBLICITY ON STRATEGIC RMON RELATIONSHIP. The parties agree to publicize the strategic nature of this relationship for RMON Products with a joint press announcement. Each party is permitted to refer to this strategic relationship in their sales collateral and advertising. All such references to this strategic relationship and use of the other party's name and or logos is subject to the prior written approval of the other party.

13. SUPPORT PAYMENTS. Section 3.4 of Amendment #2 and Section 8 of the Software Agreement are hereby changed to include an annual support fee of [*] to cover the following support activities: i) updates, revisions, bug fixes and new releases of agent Software for all platforms, ii) bug, fixes for all RMON Products; iii) on-going consulting, including architectural issues, to Cisco for existing and future RMON Products.

14. MANUFACTURING RIGHTS AND ESCROW. Section 10 of the Hardware Agreement is hereby changed as follows:

                                       12


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         14.1 Cisco's right to manufacture is increased from [*] from the time it is exercised. Cisco can exercise this right on a Product by Product basis and at different times.

         14.2 Cisco's right to manufacture survives termination of the Agreement by Cisco for cause per Section 14.2 of the Hardware Agreement.

         14.3 Any source code provided by Frontier to Cisco under the licenses of the Agreement does not need to be deposited into the escrow as part of the Escrowed Materials.

         14.4 The following new paragraph is hereby added to Section 10 of the Hardware Agreement:

               "10.5 SOFTWARE LICENSE UNDER MANUFACTURING RIGHTS. In the event Cisco exercises its Manufacturing Rights for a Product per Section 10 and notwithstanding anything to the contrary in the Agreement, Frontier hereby grants Cisco the additional right and license to make modifications of the Other Software (as defined in Section 7.2(b) of this Amendment #3) for the Product that Cisco has the right to manufacture. Cisco agrees to limit [*] within such modifications to Other Software to those features which in Cisco's sole discretion: (i) are required to meet committed customer requirements, (ii) are required to maintain competitive products, or (iii) have been previously committed for release by Cisco. Notwithstanding anything to the contrary in the Agreement, Cisco shall retain title and full ownership to the modifications of the Other Software made by or for Cisco for the Product that Cisco has the right to manufacture. In addition, Cisco hereby grants to Frontier a worldwide, irrevocable, perpetual and nonexclusive license to use, modify, copy, market, distribute or otherwise dispose of the modifications to the Other Software made by or for Cisco."

         14.5 The following new paragraph is hereby added to Section 10 of the Hardware Agreement:

               "10.6 MINIMUM PERIOD OF MANUFACTURING RIGHTS. In the event Cisco exercises its Manufacturing Rights for a Product per Section 10 and notwithstanding anything to the contrary in the Agreement, such right shall survive termination or expiration of the Agreement such that the minimum period of Manufacturing Rights for a Product is 2 years, except that Manufacturing Rights do not survive termination for cause by Frontier or termination for convenience by Cisco."

                                       13


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         14.6 Replace Section 10.2 (a) of the Hardware Agreement with the following:

               "In the event Cisco exercises its Manufacturing Rights for a Product, Cisco agrees to pay Frontier royalties on all Products manufactured and distributed by Cisco hereunder as follows:

               (i) For Products that are solely Software with no hardware content, Cisco shall continue to pay royalties under the terms specified under the Agreement for such Products.

               (ii) For all other Products, Cisco agrees to pay Frontier a royalty equal to [*] of Cisco's then current [*].

               (iii) All royalties will be computed on a per unit basis and paid quarterly within forty-five (45) days following the end of each Cisco quarter."

15. SUPPORT AFTER TERMINATION. Section 14.7 of the Hardware Agreement is changed such that support shall be provided by Frontier for a Product until five
(5) days after the last shipment of that Product by Cisco.

16. SUPPORT REQUIREMENTS. The following support-related changes are to be made to the Agreement:

         16.1 Section 8.1 of the Hardware Agreement is changed by adding the following:

         "Frontier shall include bug fixes in all subsequent releases of the agent software and RMON Products. Support levels are defined as follows:

Level 1 Support:                    [*].

Level 2 Support:                    All Level 1 support capabilities plus:
                                    [*]

Level 3 Support:                    [*]

         16.2 Section 6.1 (Paragraph 8.15) of Amendment #2 and Section 8.6 of the Hardware Agreement are amended to add the following:

         "Cisco shall work with Frontier while Frontier is developing products for Cisco under a Statement of Work, to provide input on debugging/support tools to help in Cisco's support efforts. For all new releases of Software or hardware Products developed per Section 1.0 (Development Work) above or upgrades to existing Products, Frontier


                                       14


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

will provide advanced versions of Products and all supporting customer documentation to Cisco's support organization to allow them to prepare to support such new Products."

         16.3 Section 8.9 of the Hardware Agreement is changed to add the following:

         "Upon verifying that a Product defect exists, Frontier shall initiate work in accordance with the time frames for the assigned priority, toward development of a fix or work around. If Frontier is not able to verify that a Product defect exists, Frontier will work with Cisco to determine the source of the problem until it has been determined that the cause is not related to a problem with a Frontier Product. In all cases, Cisco shall use reasonable efforts to identify and demonstrate such Software error prior to contacting Frontier. If Frontier is unable to meet the time frames listed in Section 8.9 for a problem of any priority, Frontier will provide to Cisco within that time frame, at a minimum, a written plan for addressing the problem, including an estimate as to the reasonable time period necessary to correct the problem."

         16.4 Section 8. 10 of the Hardware Agreement is changed such that Frontier will provide training for major releases/new RMON Products prior to initial shipment of each major release/new RMON Product, for a minimum of twenty-five (25) people at a Frontier facility, Cisco facility or facility mutually agreed upon.

         16.5 Exhibit F of the Hardware Agreement is changed to use the following Problem Priority Definitions:

         Priority 1: Cisco customer's network is [*] or there is [*].
[*] is available.  [*] are willing to commit [*] to resolve the situation.

         Priority 2: Operation of Cisco customer's network is [*] are being [*] network performance. Seller, Cisco and customer are willing to commit [*] to resolve the situation.

         Priority 3: Operational performance of Cisco customer's Network [*]. Seller, Cisco and customer are willing to [*] to restore service to satisfactory levels.

         Priority 4: Cisco or Cisco customer requires information or assistance on Product capabilities, installation, or configuration.

17. SALES ACTIVITIES. The parties agree to conduct sales activities in accordance with the following guidelines:

               (i) The parties will identify situations in which both Cisco and Frontier sales persons are [*] ("Common Accounts") to meet customer's needs for RMON Products.

                                       15


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

               (ii) The two sales organizations will coordinate to determine an effective joint selling strategy in Common Accounts. Disputes regarding joint sales plans for Common Accounts will be resolved between the Cisco regional sales manager and Frontier's Vice President of sales.

               (iii) Cisco and Frontier will work together in good faith to set up a reporting system such that Frontier has adequate information relating to sales of Products by Cisco to allow Frontier to compensate its sales personnel for such sales.

18. NETFLOW MONITOR DISCOUNT. Cisco's purchase price for NetFlow Monitor shall be [*] of Frontier's U.S. list price.

19. COST REDUCTION. The parties agree to meet no less frequently than semi-annually to review the prices/license fees paid by Cisco for all Products covered by this Agreement. Frontier agrees to act in good faith to maintain competitive OEM pricing/license fees for Products sold to Cisco considering all of the following: (i) Pricing trends in the RMON product market place; (ii) Reductions in Frontier's costs for Products; and, (iii) Competition from other suppliers products. Frontier shall notify Cisco [*] prior to the public announcement of any price change to its published list price for a Frontier product that is equivalent to a Product.

20. NO OTHER CHANGES. Terms capitalized shall have the meaning assigned to them in the Agreement unless specifically defined herein. All other terms and conditions of the Agreement shall remain in full force and effect.

                                       16


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.




CISCO SYSTEMS, INC.                              FRONTIER SOFTWARE
                                                    DEVELOPMENT, INC.


/s/ MARIO MAZZOLA                                /s/ NARENDRA POPAT
-------------------------------------       -------------------------------
Signature                                   Signature


MARIO MAZZOLA                               NARENDRA POPAT
-------------------------------------       -------------------------------
Name                                        Name


VICE PRESIDENT/GENERAL MANAGER - WBU        PRESIDENT, FRONTIER SOFTWARE
-------------------------------------       -------------------------------
Title                                       Title


OCTOBER 29, 1996                            OCTOBER 29, 1996
-------------------------------------       -------------------------------
Date                                             Date


                                       17


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                    Exhibit A

                         Template for Statement of Work

               STATEMENT OF WORK FOR THE CISCO-FRONTIER AGREEMENT

WHEREAS, Cisco and Frontier entered into the Project Development and License Agreement on July 13, 1994 ("Software Agreement"), the Private Label Agreement on October 17, 1995 ("Hardware Agreement"), and subsequent Amendments (collectively, the "Agreement"); and

WHEREAS, the parties have agreed to use a Statement of Work to set the terms under which new projects with be conducted and new Products brought under the terms of the Agreement; and

WHEREAS, Cisco and Frontier desire to change and add certain terms of the Agreement per this Statement of Work specifically relating to the project identified as _________________________________ (the "Project").

NOW THEREFORE, effective as of _____________________, in consideration of the covenants and conditions contained herein, the parties agree to the Statement of Work for the Project as indicated below.

In order to bind the parties to the following Statement of Work, their duly authorized representatives have signed their names below.

Cisco Systems                                  Frontier Software Development

---------------------------------              ---------------------------------
Signature                                      Signature

---------------------------------              ---------------------------------
Name                                           Name

---------------------------------              ---------------------------------
Title                                          Title


1.0     Introduction

Cisco and Frontier agree and acknowledge that this Statement of Work ("SOW") is an amendment to the Agreement and that the Project specified herein shall be subject to the terms and conditions of the Agreement. In the case of conflicting terms between this SOW and the Agreement, including all earlier-dated amendments and Statements of Work, this SOW shall prevail. The Sections of this SOW encompass the items usually covered in a Statement of Work under this Agreement. Where an item is not relevant to this SOW, it is left as an empty section of sub-section. All terms not specifically included in this SOW are as specified in the Agreement.


                                       19


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

2.0     Project Description

3.0     New and modified Products resulting from this SOW

4.0     Applicable Documents

The documents listed below are made a part of this SOW to the extent specified within the body of this SOW. If no revision is shown, it will be the revision in effect as of the moment.
         4.1   Cisco Documents
         4.2   Frontier Documents
         4.3   Third Party Documents

5.0     Project Details

         5.1  Software Development

                  5.1.1  Cisco Responsibilities
                  5.1.2  Frontier Responsibilities
                  5.1.3  Deliverable & Criteria of Acceptance

         5.2  Hardware Development
                  5.2.1  Cisco Responsibilities
                  5.2.2  Frontier Responsibilities
                  5.2.3  Deliverable & Criteria of Acceptance

         5.3  Systems Integration
                  5.3.1  Cisco Responsibilities
                  5.3.2  Frontier Responsibilities
                  5.3.3  Deliverable & Criteria of Acceptance

         5.4  Documentation
                  5.4.1  Cisco Responsibilities
                  5.4.2  Frontier Responsibilities
                  5.4.3  Deliverable & Criteria of Acceptance

         5.5  Customer Advocacy, Service and Support
                  5.5.1  Cisco Responsibilities
                  5.5.2  Frontier Responsibilities
                  5.5.3  Deliverable & Criteria of Acceptance

         5.6  Other Project activities
                  5.6.1  Cisco Responsibilities
                  5.6.2  Frontier Responsibilities
                  5.6.3  Deliverable & Criteria of Acceptance

6.0      Schedule


                                       20


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

7.0      Payments
         7.1  Other Project activities
         7.2  Schedule delay penalties
         7.3  Project cancellation penalties
         7.4  Prepaid royalties
         7.5  Per unit royalties
         7.6  Upgrade payments
         7.7  Payment terms and schedule

8.0      Ownership and intellectual property rights
         8.1  Ownership of Software
         8.2  License restrictions

9.0      Other term of the SOW

                                       21


[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.